Exhibit 8.1

Principal Subsidiary Undertakings and Associated Undertakings

The following are the principal subsidiary undertakings and the associated undertakings of eircom Group as of 31 March 2004.

Name	Proportion of Share Capital Held	Nature of Business	Registered Office and Country of Incorporation

Principal Subsidiary Undertakings
Valentia Telecommunications (unlimited public company)	100%	Holding company	114 St. Stephen’s Green West, Dublin 2, Ireland.

eircom Limited	100%	Provision of telecommunications and related services	114 St. Stephen’s Green West, Dublin 2, Ireland.

eircom Funding (unlimited public company)	100%	Financing company	114 St. Stephen’s Green West, Dublin 2, Ireland.

Irish Telecommunications Investments Limited	100%	Telecommunications financing and treasury management	114 St. Stephen’s Green West, Dublin 2, Ireland.

eircom (U.S.) Limited	100%	Marketing of telecom services in USA	114 St. Stephen’s Green West, Dublin 2, Ireland.

Eirtrade Services Limited	100%	Provision of electronic trading services	114 St. Stephen’s Green West, Dublin 2, Ireland.

Indigo Group Limited	100%	Provision of internet services	114 St. Stephen’s Green West, Dublin 2, Ireland.

eircom (UK) Limited	100%	Provision of telecommunications and related services	South Quay Plaza II, 183 Marsh Wall, London E14 9SH, United Kingdom.

Lan Communications Limited	100%	Systems integrator	114 St. Stephen’s Green West, Dublin 2, Ireland.

eircom Investments BV	100%	Investment holding company	Strawinskylaan 3105 1077 ZX, Amsterdam, The Netherlands.

Eircable Limited	100%	Investment holding company	114 St. Stephen’s Green West, Dublin 2, Ireland.

eircom Holdings Limited	100%	Investment holding company	114 St. Stephen’s Green West, Dublin 2, Ireland.

Continuous Communications Systems Limited	100%	Communications contractors	114 St. Stephen’s Green West, Dublin 2, Ireland.

eircom (Infonet Ireland) Limited	100%	Provision of global data services	114 St. Stephen’s Green West, Dublin 2, Ireland.

GoFree Limited	100%	Property investment company	114 St. Stephen’s Green West, Dublin 2, Ireland.

Topsource Recruitment Limited	100%	Employment agency	114 St. Stephen’s Green West, Dublin 2, Ireland.

eircom Net BV	100%	Investment holding company	Strawinskylaan 3105 1077 ZX, Amsterdam, The Netherlands.

Name	Proportion of Share Capital Held	Nature of Business	Registered Office and Country of Incorporation

eircom International Networks Limited	100%	Provision of telecommunications and related services	114 St. Stephen’s Green West, Dublin 2, Ireland.

eircom Phonewatch Limited	100%	Installation, monitoring and maintenance of residential security systems	114 St. Stephen’s Green West, Dublin 2, Ireland.

Associated Undertakings
eircom Enterprise Fund Limited	50%	Seed capital company and early stage fund company	114 St. Stephen’s Green West, Dublin 2, Ireland.

Beacon Integrated Solutions Limited	49%	Information technology consultancy	Howley’s Quay, Limerick, Ireland.

Telecom Engineering Services Limited	35%	Telecommunications engineering services	Unit 14, Cherry Orchard Industrial Estate, Dublin 10, Ireland.

Altion TI Limited	33%	Telecommunications software solutions	AIB Investment Building, Percy Place, Dublin 4, Ireland.

Buy4Now Limited	22%	E-commerce software developer	9 The Mall, Beacon Road, Sandyford Industrial Estate, Dublin 18, Ireland